Control No.	Number of Rights Issued: Maximum Eligible Shares:

FORM OF

RIGHTS CERTIFICATE

PATRICK INDUSTRIES, INC.

NON-TRANSFERABLE SUBSCRIPTION RIGHTS FOR COMMON STOCK

THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2008 (unless extended)

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.

Dear Shareholder:

You are entitled to exercise the subscription rights (the “Rights”) issued to you as of [ ], 2008, the record date for the offer, to subscribe for the number of shares of common stock, without par value (the “Common Stock”), of Patrick Industries, Inc. (“Patrick”) shown on this Rights Certificate upon the terms and conditions specified in the Patrick prospectus dated [ ], 2008 (the “Prospectus”). A copy of the Prospectus is included in the materials sent to you with this Rights Certificate. As a shareholder on the record date, you are receiving one Right for each share of Common Stock owned by you as of the close of business on the record date. Each Right allows you to subscribe for 0.2580693 of a share of Common Stock at the cash price of $7.00 per whole share (the “Subscription Price”). If the number of Rights you receive would otherwise permit you to purchase a fraction of a share, the number of shares you may purchase will be rounded down to the nearest whole share.

In order to exercise your Rights or the Rights of the beneficial owners on whose behalf you are acting, you must present to National City Bank, the subscription agent (the “Subscription Agent”), by 5:00 p.m., New York City time, on [ ], 2008 (unless extended, the “Expiration Date”), either (i) a properly completed and executed Rights Certificate, with any required signature guarantees, and full payment in an amount equal to the number of shares of Common Stock subscribed for multiplied by the Subscription Price of $7.00, or (ii) a Notice of Guaranteed Delivery, guaranteeing delivery by 5:00 p.m. on the third business day after the Expiration Date of (a) a properly completed and executed Rights Certificate, with any required signature guarantees; and (b) full payment in an amount equal to the number of shares of Common Stock subscribed for multiplied by the Subscription Price of $7.00. The Notice of Guaranteed Delivery must be received by 5:00 p.m., New York City time, on the Expiration Date. See “The Rights Offering – Method of Subscription – Exercise of Rights” and “The Rights Offering – Guaranteed Delivery Procedures” in the Prospectus for more information.

Your payment must be made in U.S. dollars for the full number of shares of Common Stock subscribed for by (i) uncertified check, bank draft or certified check drawn on personal or business accounts upon a U.S. bank made payable to “National City Bank;” (ii) cashier’s check drawn upon a U.S. bank or express money order made payable to “National City Bank;” or (iii) wire transfer of available funds to the account maintained by the Subscription Agent for the purpose of the offer (see wiring transfer instructions on the following page). Your payment will be considered received by the Subscription Agent only upon (i) clearance of any uncertified check deposited by the Subscription Agent; (ii) receipt by the Subscription Agent of any certified check, cashier’s check or bank draft drawn upon a U.S. bank, any express money order or any wire transfer; or (iii) receipt of collected funds in the Subscription Agent’s account.

The Subscription Agent will send you a confirmation (or, if you own your shares through a depository or nominee, to such depository or nominee) showing (i) the number of shares of Common Stock acquired pursuant to the subscription; (ii) the aggregate purchase price for the shares of Common Stock acquired pursuant to the subscription; and (iii) any excess payment to be refunded to you. Any excess payment to be refunded will be mailed as soon as practicable after the Expiration Date.

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares acquired during the subscription period credited to the account of Cede & Co. or other depository or nominee. With respect to all other shareholders, stock certificates for all shares of Common Stock acquired will be mailed as soon as practicable after the Expiration Date.

To subscribe for your subscription shares, please complete line “A” on the card below.

SAMPLE CALCULATION:

One Right entitles you to purchase 0.2580693 of a share of our Common Stock. You must hold at least 4 Rights to purchase one share of Common Stock. By way of illustration, if you hold 28 Rights, you may purchase 7 whole shares of Common Stock. You multiply 28 Rights times 0.2580693 and round down to the nearest whole number. Fractional shares will not be issued.

28	x 0.2580693	= 7.2259404 (Shares of Common Stock)	7	x	$7.00	=	$49.00
(No. of Rights)			(No. of Shares for Which You May Subscribe After Rounding Down)		(Subscription Price)		(Payment to be Remitted)

METHOD OF EXERCISE OF RIGHTS:

Please send this completed and executed Rights Certificate and full payment for the shares of Common Stock subscribed for to:

By First Class Mail Only: National City Bank c/o The Colbent Corp. P.O. Box 859208 Braintree, MA 02185-9208	By Hand, Express Mail, or Overnight Courier: National City Bank c/o The Colbent Corp. 161 Bay State Drive Braintree, MA 02184

You may confirm receipt by calling

1-800-622-6757 or by sending an email to shareholder.inquiries@nationalcity.com. Delivery to an address other than one of the addresses listed to the left will not constitute valid delivery.

PLEASE FILL IN ALL APPLICABLE INFORMATION.

A.	Subscription:		x 0.2580693 =	____________	________________	x	$7.00 =	$
		(Rights Exercised)		(Shares of Common Stock)	(No. of Whole Shares Rounded Down)			(Payment Remitted)

Form of Payment:
☐	Uncertified check, bank draft or certified check drawn on personal or business accounts upon a U.S. bank made payable to “National City Bank.”
☐	Cashier’s check drawn upon a U.S. bank or express money order made payable to “National City Bank.”
☐	Wire transfer of funds to the account maintained by the Subscription Agent for the rights offering as follows:

Wire Instructions:

National City Bank/Cleve

ABA No. 041000124

Beneficiary Name: Trust Department

Beneficiary Account No. 2171150005490

For further credit to:

Patrick Industries, Inc.

Account No. 0180R178007

DDA No. 534902308

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the offer, and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Patrick may exercise its legal remedies against me.

______________________________________________________
  Signature(s) of Subscriber(s)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorneys(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

______________________________________________________
  Name

______________________________________________________
  Capacity (Full Title)

______________________________________________________
  Taxpayer ID # or Social Security #

______________________________________________________

______________________________________________________

(Address for delivery of shares if other than shown on front)

If permanent change of address, check here ☐

Please give your telephone number: ( ) ____________________

IMPORTANT: YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN.

The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Rights Certificate. Your signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a)   a commercial bank or trust company, or
b)   a member firm of a domestic stock exchange, or
c)   a savings bank or credit union

Signature Guaranteed___________________________________________
                                                  (Name of Bank or Firm)

By__________________________________________________________
                           (Signature of Officer and Title)